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                                                                    EXHIBIT 99.2

                             R&B FALCON CORPORATION
                                901 Threadneedle
                            Houston, Texas 77079-2902

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                     OF DIRECTORS OF R&B FALCON CORPORATION

         The undersigned hereby appoints Paul B. Loyd, Jr., Andrew Bakonyi and Tim W. Nagle, each with full power to act without the other, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of R&B Falcon Corporation ("R&B Falcon") which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Shareholders of R&B Falcon to be held on December 12, 2000 at 9:00 A.M., Central Time, and at any and all adjournments or postponements thereof, upon the matters set forth below and more fully described in the Notice of Special Meeting of Shareholders dated ___________, 2000 and the R&B Falcon and Transocean Sedco Firex Inc. Joint Proxy Statement/Prospectus dated October __, 2000, receipt of which is hereby acknowledged, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon all matters presented at the Special Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

         THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE MATTERS SET FORTH BELOW AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. YOUR VOTE SHALL BE KEPT CONFIDENTIAL SUBJECT TO R&B FALCON'S BY-LAWS.


            (Continued and to be signed and dated on the other side)


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[X]  Please mark your
     votes as in this
     example.


                                                                                          FOR       AGAINST    ABSTAIN
THE R&B FALCON BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Adoption of the Agreement and Plan of Merger dated as of August 19, 2000,
among Transocean Sedco Forex Inc. ("Transocean"), Transocean Holdings Inc., TSF           [ ]         [ ]        [ ]
Delaware Inc. and R&B Falcon pursuant to which R&B Falcon will become an indirect subsidiary of Transocean.

2. Approval of an amendment to R&B Falcon's Certificate of Incorporation to
grant holders of R&B Falcon's outstanding preferred shares voting rights in the           [ ]         [ ]        [ ]
election of directors of R&B Falcon.

This proxy, when properly executed, will be voted as directed or, if no contrary direction is indicated, will be voted as follows: For adoption of the Agreement and Plan of Merger; for approval of an amendment to R&B Falcon's Certificate of Incorporation and, in the discretion of the proxy holders, on such other matters as may properly come before the meeting.

Please sign exactly as your name appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Dated                                                                     , 2000
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                                    Signature

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                            Signature if held jointly

Please sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in United States.

NOTE: (This proxy should be marked, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)